EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Trident Acquisitions, Inc.
(A development stage company)
Lake Hopatcong, NJ

We hereby consent to the inclusion in this Registration Statement on Form 10-A of our report dated January 14, 2011 relating to the financial statements of Trident Acquisitions, Inc. as of October 31, 2010 and 2009 and for the years then ended and for the period from February 6, 2007 (inception) to October 31, 2010.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

May 27, 2011